UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K/A

                                CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange of 1934


                       Date of Report:  August 9, 2005
                      ---------------------------------
                      (Date of earliest event reported)

                        DYNA GROUP INTERNATIONAL, INC
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             (Exact name of registrant as specified in its charter)

             Nevada                0-17385             87-0404753
   ------------------------      -----------          -------------
   (State of Incorporation)      (Commission          (IRS Employer
                                 File Number)      Identification No.)

               1661 S. Seguin Avenue, New Braunfels, TX  78130
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

      Registrant's telephone number, including area code (830) 620-4400


 ----------------------------------------------------------------------------
           (Former Name and address, if changed since last report)


      Check the appropriate box below if the Form 8-KSB filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the
      Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review


      The Board of Directors of Dyna Group International, in absence of an audit committee, discussed with the company's independent auditors, Malone & Bailey, PC, the SEC comments on 10-KSB and 10-QSB compliance and requirements

       On August 5, 2005, the company discovered that the previous Financial Statements from the year ended December 31, 2003 through March 31, 2005 needed to be restated to be in compliance with FIN 46(R). Therefore the following filings will be amended December 31, 2004 10-KSB and March 31, 2005 10-QSB


       The company determined FIN 46(R) applies to Great American Products investment in Promociones Gap. Historically, this investment has been accounted for on the equity method. It has been determined that the investment should have been consolidated even though Great American Products only owns a minority interest in Promociones GAP.

       Based on these findings, we determined the restatement would cause certain items in the financial statements in the 2004 10KSB and the March 31, 2005 10QSB to be reclassified. The Company estimates that the impact of these restatements will not be material. The Company anticipates the restated filings to be completed by September 2005.


  Item 9.01   Financial Statements and Exhibits

      None



                                  Signature

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


  Date: August 22, 2005

  Dyna Group International

  /s/ Roger R. Tuttle
  -------------------
  By: Roger R. Tuttle
  President and CEO